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                                                                 EXHIBIT (d)(14)

              CONFIDENTIAL INFORMATION TRANSMITTAL RECORD ("CITR")

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CITR DATE:         December 19, 2000        ,              CNDA #                18694
           ---------------------------------  ----------          ---------------------------------------
           (Date Disclosure(s) will commence)    (Year)             (Fill in Number from Executed CNDA)
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Participant's Name:  Xircom, Inc.
                    ------------------------------------------------------------
                                      (Use Same Name as on CNDA)

Location of Disclosure:  2300 Corporate Center Drive, Thousand Oaks CA  91320
                        --------------------------------------------------------
                         Street Address                City       State Zip Code

Intel and Participant agree that the Confidential Information described below shall be kept confidential by the receiving party. This CITR incorporates all the terms and conditions of the Corporate Non-Disclosure Agreement ("CNDA") executed by the parties.

1. Describe Confidential Information disclosed by each party. (Be specific. Include subject or product, any document title, drawing/document number, date, rev., etc.) Identify visuals, foils, and verbal disclosures. (Use additional sheets if necessary).

     Intel Confidential Information: N/A

     Participant's Confidential Information: Due diligence materials contained in Binders A-K and Z, and oral disclosures made by Xircom employees and/or Xircom's representatives to Intel employees and and/or Intel's representatives, constituting various company records, including without limitation, financial information, contracts, employee records, correspondence and other documents relating to Intel's investigation of a possible transaction with Xircom.

2. This CITR covers the above described Confidential Information to be conveyed commencing on the CITR Date stated above provided it is marked as required under the CNDA.

3. Unless a shorter period is indicated below, the disclosing party will not assert any claims of breach or misappropriation of trade secrets against the receiving party arising from the receiving party's disclosure of the disclosing party's Confidential Information under this CITR for more than five (5) years from the date when such information was disclosed. However, unless at least one of the exceptions set forth in Section 4 of the CNDA has occurred, the receiving party will continue to treat such Confidential Information as the confidential information of the disclosing party and only disclose any such Confidential Information to third parties under the terms of a non-disclosure agreement. Either party may at any time request in writing the immediate return of all or part of its Confidential Information disclosed hereunder, and all copies thereof, and the receiving party shall promptly comply with such request.

     If initialed and filled in below, the period after which the disclosing party agrees not to assert claims against the receiving party with respect to the Confidential Information disclosed under this CITR will be _____ months (not less than twenty-four (24) months nor more than sixty (60) months). (_____/_____)

4. Confidential Information may be controlled by U.S. Export Regulations, and export, re-export or foreign disclosure (including to subsidiary employees) may require U.S. Government approval. The receiving party shall not use, export, transfer, make available or otherwise disclose any Confidential Information in violation of U.S. Export Regulations, including any use or development in nuclear, missile, chemical and/or biological weapons activities.

5. All other terms and conditions of the executed CNDA shall remain in full force and effect. Nothing contained herein shall be construed as amending or modifying the terms of the CNDA referenced above.

6. Both parties understand and acknowledge that no license under any patent, copyright, trade secret or other intellectual property right is granted to or conferred upon either party in this Agreement or by the disclosure of any Confidential Information by one party to the other party as contemplated hereunder, either expressly, by implication, inducement, estoppel or otherwise, and that any license under such intellectual property rights must be express and in writing.

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                                        PARTICIPANT: Xircom, Inc.
                                                     ------------------------------------------
                                                     (Company Name, Division/Sub if applicable)

INTEL CORPORATION                                    2300 Corporate Center Dr.
2200 Mission College Blvd.                           ------------------------------------------
Santa Clara, CA 95052-8119                           Street Address

                                                     Thousand Oaks, CA 91320
                                                     ------------------------------------------
                                                     City, State, Zip

Represented By:                                      Represented By:

/s/ Wendy Yemington                                  /s/ Kevin M. Fillo
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Signature                                            Signature

Wendy Yemington            SC4-203                   Kevin M. Fillo
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Printed Name              Mailstop                   Printed Name

Corporate Paralegal     (408) 765-1149               Assistant Secretary
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Title                     Phone                      Title

   January 17, 2001                                  1-17-01
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Date                                                 Date


    PLEASE SEND ONE COPY OF THE CITR TO: INTEL CORPORATION, ATTN: Post Contract Mgmt, FM6-03
                         1900 Prairie City Road, Folsom, CA 95630-9598
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